FOR IMMEDIATE RELEASE

BROWN-FORMAN PURCHASES CLASS B COMMON STOCK

LOUISVILLE, KY, August 31, 2000 -- Brown-Forman Corporation announced today that it has acquired 61,992 shares of Class B Common Stock from an estate. The purchase price of the shares was $50.91 per share, the average of the closing prices of the stock on August 28 and 29.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Canadian Mist, Southern Comfort, Fetzer and Bolla Wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware and giftware, and Hartmann Luggage.